                                                                 EXHIBIT 1.1

                         CMC SECURITIES CORPORATION III

                      COLLATERALIZED MORTGAGE OBLIGATIONS
                              (Issuable in Series)
                             UNDERWRITING AGREEMENT


                                                                  March 27, 1998


Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Ladies and Gentlemen:

       CMC Securities Corporation III (the "Company"), a Delaware corporation and wholly-owned subsidiary of Capstead Mortgage Corporation, a Maryland corporation ("Capstead"), proposes to issue its Collateralized Mortgage Obligations of the series (each, a "Series") and classes designated at the time of sale (the "Bonds"). The Bonds shall be issued under an indenture, dated as of March 1, 1998 (the "Original Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Indenture Trustee"), as supplemented from time to time by one or more supplemental indentures, each providing for the issuance of a Series of Bonds (the "Series Supplements") between the Company and the Indenture Trustee. Such Original Indenture, as supplemented from time to time hereafter, and as supplemented by the Series Supplements, with any changes therein made with your consent, and, with your consent any other indenture is herein referred to as the "Indenture." Capstead joins this agreement for the purposes set forth herein.

       Underwritten Offerings of Bonds may be made through you or through an underwriting syndicate managed by you. The Company proposes to sell one or more Series of the Bonds or certain Classes of Bonds of one or more Series to you and to each of the other several underwriters, if any, participating in an underwriting syndicate managed by you. It is understood, however, that the Company may elect to retain, through the execution of one or more underwriting agreements in addition to this Agreement, one or more additional underwriters other than you to underwrite, or manage the underwriting syndicate with respect to, any offering of one or more Series of its Bonds.
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       Whenever the Company determines to make such an offering of Bonds through you, it will enter into an agreement (the "Terms Agreement") providing for the sale of such Bonds to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the underwriters designated in any such Terms Agreement being referred to herein as "Underwriters," which term shall include you whether acting alone in the sale of any Series of Bonds or as a member of the underwriting syndicate). The Terms Agreement relating to each offering of Bonds shall specify the principal amount of Bonds to be issued and their terms not otherwise specified in the Indenture, a brief description of the Conventional Certificates (as defined below) to be pledged as security therefor, the names of the Underwriters participating in such offering (subject to substitution as provided in Section 11 hereof) and the principal amount of the Bonds which each severally agrees to purchase, the names of such other Underwriters, if any, acting as co-managers with you in connection with such offering, the price at which the Bonds are to be purchased by the Underwriters from the Company, the initial public offering price (or the manner in which such prices shall be determined), the time and place of delivery of and payment for the Bonds, and such other information as may be agreed upon. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each offering of Bonds through you will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of such Bonds.

       At their date of issuance, the Bonds of each Series underwritten by you will be secured by a pledge to the Indenture Trustee of, among other things, Conventional Certificates (as defined in the Indenture) (collectively, the "Conventional Certificates"). The Bonds are more fully described in the Registration Statement (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

       The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-47913), a related preliminary prospectus and related preliminary prospectus supplements for the registration of the Bonds under the Securities Act of 1933 (the "1933 Act"), which registration statement, as most recently amended, was declared effective on February 16, 1994. Such registration statement, as from time to time amended through the date of the Terms Agreement, including all exhibits thereto and all documents therein incorporated by reference from time to time pursuant to Item 12 of Form S-3 under the 1933 Act that were filed under the Securities Exchange Act of 1934 (the "1934 Act"), on or before the effective date of such registration statement, but excluding the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 (the "1939 Act"), is hereinafter referred to as the "Registration Statement." The prospectus in the form in which it appears in the Registration Statement, including all documents therein incorporated by reference from time to time pursuant to the 1934 Act, is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus, as amended to the date hereof and as supplemented by the prospectus supplement or supplements relating to a particular Series of the Bonds, each in the form first filed after the date of the related Terms




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Agreement with the Commission pursuant to Rule 424 under the 1933 Act, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act that were filed under the 1934 Act on or before the date of such prospectus supplement (such prospectus supplement, including such incorporated documents, in the form first filed after the date of the related Terms Agreement pursuant to Rule 424(b) being hereinafter termed the "Prospectus Supplement"), is hereinafter referred to as the "Final Prospectus". Any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Final Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the 1934 Act after the effective date of the Registration Statement or the issue date of the Final Prospectus or Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the 1933 Act.

       SECTION 1. Representations and Warranties. The Company and Capstead (on behalf of itself and its wholly owned subsidiary, Capstead Capital Corporation ("CCC"), as applicable), jointly and severally, represent and warrant to you as of the date hereof, and to each Underwriter named in a Terms Agreement as of the date thereof (in each case the "Representation Date"), as follows:

              (a) The Registration Statement, at the time it became effective, complied and, as of the date hereof, does comply, in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 Act Regulations") and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Final Prospectus at the time it is mailed to the Commission for filing pursuant to Rule 424 under the Act and at the Closing Time referred to in Section 2 will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from (i) the Registration Statement or Final Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through you expressly for use in the Registration Statement or Final Prospectus or (ii) the Current Report (as defined in Section 3(b) below), or in any amendment thereof or supplement thereto, incorporated by reference in such Registration Statement or such Final Prospectus (or any amendment thereof or supplement thereto). There are no material contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been so filed.

              (b) At the time the Registration Statement became effective the Indenture Trustee was duly qualified under the requirements of the 1939 Act and the rules and regulations of the Commission thereunder (the "1939 Act Regulations"), and at the Closing Time the Indenture will be so qualified and will conform in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations.





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              (c)    The documents incorporated by reference in the
       Registration Statement and the applicable Final Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder, and, when read together and with the other information in the applicable Final Prospectus, at the time the Registration Statement and any amendments thereof became effective, and at the time such Final Prospectus is filed with the Commission, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to the Current Report.

              (d) The accountants who reported on the balance sheet included or incorporated by reference in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

              (e) The balance sheet of the Company included or incorporated by reference in the Registration Statement presents fairly the financial position of the Company at the date indicated, and has been prepared in conformity with generally accepted accounting principles.

              (f) Since the respective dates as of which information is given in the Registration Statement or, if later, the applicable Final Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition, financial or otherwise, earnings, business affairs, or business prospects of the Company.

              (g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, and, at the Closing Time, the Company will be duly qualified as a foreign corporation to transact business and will be in good standing in the State of Texas. The Company is not required to qualify to do business as a foreign corporation under the laws of any other state. The Company has no subsidiaries.

              (h) The authorized, issued and outstanding capital stock of the Company is as set forth (or incorporated) in the Registration Statement, and the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and are owned of record and beneficially by Capstead, free and clear of any lien, charge, option, warrant, security interest, encumbrance, voting trust or similar arrangement.

              (i) Neither the Company nor Capstead is in violation of its charter or bylaws. The Company is not in default in the performance or observance of any obligation,





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       agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which violations or defaults separately or in the aggregate would have a material adverse effect on the Company.

              (j) The Company owns or possesses or has obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease, own or license, as the case may be, and to operate, its properties and to carry on its business as described in the Registration Statement or, if later, the applicable Final Prospectus; and the Company has conducted and is conducting its business so as to comply in all material respects with all applicable laws, administrative regulations and administrative and court decrees.

              (k) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending against the Company or, to the knowledge of the Company and Capstead, threatened against the Company (except as set forth in the Registration Statement or, if later, the applicable Final Prospectus) which could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, earnings, business affairs, or business prospects of the Company which could reasonably be expected to interfere with or materially and adversely affect the consummation of the transactions contemplated herein.

              (l) The execution and delivery of this Agreement, the Original Indenture, the related Series Supplement, the related pooling and servicing agreement ("Pooling and Servicing Agreement"), the related mortgage loan purchase agreement executed by CCC ("Mortgage Loan Purchase Agreement") and the related assignment, assumption and recognition agreements executed by the Company and CCC (as applicable, the "Assignment Agreements"), the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein and therein have been, and the execution and delivery of each Terms Agreement and the consummation of the transactions contemplated therein will have been (before the issuance of the related Bonds), duly authorized by the Company and/or Capstead, as applicable, by all necessary action (corporate and other); this Agreement, the Original Indenture, the related Series Supplement, the related Pooling and Servicing Agreement, the related Mortgage Loan Purchase Agreement and each Assignment Agreement have each been, and the Terms Agreement, when executed and delivered, will have been, duly executed and delivered by the Company, CCC and/or Capstead, as applicable, enforceable in accordance with their terms, subject, as to enforceability of remedies, to applicable bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights generally, and to general principles of equity and equitable remedies (regardless of whether the enforceability of such remedies is considered in a proceeding in equity or at law). Neither the execution and delivery of this Agreement, the Original Indenture, the related Series Supplement, the related Pooling and Servicing Agreement, the related Mortgage Loan Purchase Agreement, the related Assignment Agreements or the





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       Terms Agreement, the incurrence of the obligations herein or therein set forth, nor the consummation of the transactions contemplated herein or therein will conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, mortgage, pledge, charge, security interest or encumbrance (collectively, "Lien") upon any property or assets of the Company, CCC or Capstead, as applicable, pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, CCC or Capstead, as applicable, is a party or by which any of them may be bound, or to which any of the property or assets of any of them is subject (other than the Lien created pursuant to the Indenture), which separately or in the aggregate are material, nor will any such action result in any violation of the provisions of the charter or bylaws of either of the Company, CCC or Capstead, or, to the best of such entity's knowledge, of any law, administrative regulation or administrative or court decree.

              (m) The issuance of the Bonds underwritten by you has been duly authorized by the Company (or will have been so authorized prior to each issuance of Bonds underwritten by you) and, when such Bonds are executed and authenticated and delivered in accordance with the Indenture and sold to the Underwriters pursuant to this Agreement and any Terms Agreement, such Bonds will be entitled to the benefits and security provided by the Indenture and will constitute the legal, valid and binding non-recourse obligations of the Company enforceable in accordance with their terms, but otherwise subject, as to enforceability of remedies, to applicable bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and to general principles of equity and equitable remedies (regardless of whether the enforceability of such remedies is considered in a proceeding in equity or at law).

              (n) The Bonds of each Series underwritten by you and the Indenture will conform in all material respects to the respective descriptions thereof contained in the applicable Final Prospectus, except that no representation or warranty is made that the Bonds conform with any description thereof contained in the Current Report.

              (o) At the time of execution of the related Pooling and Servicing Agreement, the Company will own the Mortgage Loans being transferred to the Trust pursuant to such Pooling and Servicing Agreement, free and clear of any lien, adverse claim, mortgage, charge, pledge or other encumbrance or security interest, and will not have assigned to any other person any of its right, title or interest in such Mortgage Loans; and, upon the execution of the related Pooling and Servicing Agreement, the Company will transfer all its right, title and interest in such Mortgage Loans to the Certificate Trustee.

              (p) As of the Closing Time with respect to a Series of Bonds, the Mortgage Loans will be duly and validly assigned in blank or to the Certificate Trustee (or its nominee), the related Mortgage Notes will be endorsed in blank or to the Certificate Trustee (or its nominee) and delivered to the Certificate Trustee or to an agent on its behalf and, where required in order to transfer all right, title and interest to a Mortgage Loan, upon the





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       recordation of assignments to the Certificate Trustee of the related mortgages in the public records in which such mortgage shall have been recorded, the Certificate Trustee will own each such Mortgage Loan, subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance, except as permitted under the related Pooling and Servicing Agreement.

              (q) At the Closing Time with respect to a Series of Bonds, the Company will own (i) the Conventional Certificates listed in Schedule A to the Series Supplement relating to the applicable Series of Bonds and
       (ii) the money or other assets specified or referred to in the granting clauses of such Series Supplement as being pledged to the Indenture Trustee at Closing Time (together, the "Initial Collateral"), free and clear of any Lien, except the Lien of the Indenture; the Company has power and authority (corporate and other) to assign, pledge and deliver the Initial Collateral to the Indenture Trustee under the Indenture, and will have duly authorized such assignment, pledge and delivery to the Indenture Trustee by all necessary corporate action.

              (r) As of the Closing Time with respect to a Series of Bonds, the Company will have assigned, pledged and delivered to the Indenture Trustee under the Indenture all of its right, title and interest in and to, among other things, (i) Conventional Certificates with an aggregate outstanding principal balance as of such Closing Time at least equal to the aggregate original principal amount of the Bonds of the applicable Series then being issued and (ii) cash and/or other assets, if any, in the amount set forth in the related Series Supplement.

              (s) At the Closing Time with respect to a Series of Bonds, each Conventional Certificate listed on Schedule A to the Series Supplement relating to the applicable Series of Bonds will have been duly and validly assigned, pledged and delivered to the Indenture Trustee, or its nominee, and together with such assignment, pledge and delivery of each Conventional Certificate, the filing of a UCC-1 financing statement with respect to the Conventional Certificates in the office of the Secretary of State of the State of Texas and in such other jurisdictions, if any, as the Company deems appropriate and the possession by the Indenture Trustee, or its nominee, of the Conventional Certificates and of the monies and/or other assets, if any, specified in the related Series Supplement, will create as security for repayment of the Bonds a valid, perfected first security interest. The information set forth with respect to the Conventional Certificates in Schedule A to the related Series Supplement will as of the Closing Time of such Series be true and correct in all material respects.

              (t) The Company is not, and will not as a result of the offer and sale of the Bonds as contemplated in this Agreement and any applicable Terms Agreement become, an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act") which would be required to register under the Investment Company Act.





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              (u)    The related Pooling and Servicing Agreement will not be
       required to be qualified under the Trust Indenture Act of 1939, as amended.

              (v) The representations and warranties made by the Company in the Indenture and the related Pooling and Servicing Agreement and made in any Officers' Certificate of the Company delivered pursuant to the Original Indenture or the related Pooling and Servicing Agreement will be true and correct at the time made and at the Closing Time.

              (w) The related Pooling and Servicing Agreement, the Conventional Certificates created thereby and the mortgage loans evidenced thereby shall conform in all material respects to the respective descriptions thereof contained in the applicable Final Prospectus, except that no representation is made that the Conventional Certificates conform with the descriptions thereof (if any) contained in the Current Report.

              (x) Any certificate signed by an officer of the Company or Capstead and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or Capstead, respectively, to each Underwriter as to the matters covered thereby.

              (y) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issue and sale of the Bonds, or the consummation by the Company of the other transactions contemplated by this Agreement, each Terms Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Bonds by the Underwriters or as have been obtained.

              (z) At the Closing Time of a Series, the Bonds of such Series shall have been rated in the highest rating category by at least two nationally recognized statistical rating organizations or in such lower rating categories as are acceptable to the Underwriters.

              (aa) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the related Terms Agreement, the Indenture and the Bonds have been paid or will be paid at or prior to the Closing Time.

              (bb) All of the information regarding the characteristics of the Mortgage Loans contained in the Registration Statement or furnished to you by the Company in writing or by electronic transmission is true and correct.

       SECTION 2. Sale and Delivery to the Underwriters; Closing. The several commitments of the Underwriters to purchase Bonds pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and





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not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the respective original principal amounts of the Bonds set forth in the applicable Terms Agreement opposite the name of such Underwriter, plus any additional original principal amount of Bonds which such Underwriter may be obligated to purchase pursuant to Section 11 hereof.

       Delivery of, and payment of the purchase price for, the Bonds shall be made at the office of Andrews & Kurth L.L.P., 1717 Main Street, Suite 3700, Dallas, Texas 75201, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. (Dallas time) on the date set forth in the applicable Terms Agreement, or such other time as shall be agreed upon by you and the Company (such time and date being referred to as the "Closing Time"). Payment shall be made in immediately available or next day funds as specified in the Terms Agreement, payable to or upon the order of the Company, against delivery to you for the respective accounts of the Underwriters of the Bonds to be purchased by them. Such Bonds shall be in such denominations and registered in such names as you may request in writing at least two business days prior to the Closing Time. The Bonds will be made available for your examination in Dallas, Texas not later than 10:00 A.M. on the Business Day prior to the Closing Time.

       SECTION 3. Covenants of the Company. The Company covenants with you, and with each Underwriter participating in the offering of the applicable Series of Bonds, as follows:

              (a) Immediately following the execution of each Terms Agreement, the Company will prepare a Final Prospectus setting forth the principal amount of Bonds covered thereby and their terms not otherwise specified in the Indenture, the names of the Underwriters participating in the offering and the principal amount of Bonds which each severally has agreed to purchase, the names of any Underwriters acting as co-managers with you in connection with the offering, the price at which the Bonds are to be purchased by the Underwriters from the Company, and such other information as you and the Company deem appropriate in connection with the offering of the Bonds. The Company will promptly transmit copies of the Final Prospectus to the Commission for filing pursuant to Rule 424 of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Final Prospectus as you shall reasonably request.

              (b) The Company will cause any materials provided by you pursuant to Section 8 below ("Section 8 Materials") with respect to the Bonds that are delivered by you to the Company pursuant to Section 8 hereof to be filed with the Commission on a Current Report on Form 8-K (the "Current Report") pursuant to Rule 13a-11 under the 1934 Act not later than the Business Day immediately following the Business Day on which all such Section 8 Materials are delivered to counsel for the Company by you prior to 3:00 p.m. Dallas, Texas time, and will promptly advise you when such Current Report has been filed, provided that in any event the Company will cause the Section 8 Materials to be so filed not later than the date on which the related Final Prospectus is required to be so filed pursuant to Rule 424 under the 1933 Act. Such Current Report shall be incorporated by reference in such Final Prospectus and the related Registration Statement. Notwithstanding the two preceding

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       sentences, the Company shall have no obligation to file any Section 8
       Materials which, in the reasonable determination of the Company (a "Non-Filing Determination"), are not required to be filed pursuant to the Kidder Letter or the PSA Letter (as defined in Section 8 below), or which contain erroneous information or contain any untrue statement of a material fact or, when read in conjunction with the Final Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Section 8 Materials); provided that, in the event of a Non-Filing Determination, the Company shall immediately notify you in writing of the reasons for such Non-Filing Determination; and, provided, further, that the Company shall file those Section 8 Materials for which you have specifically confirmed in writing that the items giving rise to the Non-Filing Determination are complete and correct and that you are advising the Company to file such Section 8 Materials.

              (c) The Company will notify you immediately, and in writing confirm the notice, (i) of the receipt of any comments from the Commission, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Bonds for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, and (v) of the happening of any event which makes untrue any statement of a material fact made in, or results in the omission of material information from, the Registration Statement or in any Final Prospectus then required to be distributed or which requires the making of a change in the Registration Statement or any such Final Prospectus in order to make any material statements therein, in the light of the circumstances under which they were made, not misleading. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

              (d) The Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus, whether pursuant to the 1934 Act, 1933 Act or otherwise, and will not file any such amendment or supplement without furnishing a copy thereof to you and counsel for the Underwriters and obtaining your consent to such filing, which consent shall not be unreasonably withheld or delayed.

              (e) The Company will deliver to you, as soon as practicable, as many signed copies of the Registration Statement as originally filed and of each amendment thereto, with signed consents and exhibits filed therewith (including exhibits incorporated by reference therein and documents incorporated by reference in the Final Prospectus), and will also deliver to you such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto (including consents and exhibits) as you may reasonably request.

              (f) The Company will furnish to each Underwriter, from time to time during the period when the Final Prospectus is required to be delivered under the 1933 Act, such number of copies of the Final Prospectus (as amended or supplemented), other than exhibits to the related Current Report, as it may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act.

              (g) If at any time when a prospectus relating to the Bonds is required to be delivered under the 1933 Act any event occurs as a result of which the applicable Final Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend such Final Prospectus to comply with the 1933 Act, the Company, subject to subparagraph (d) above, promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that the Company will not be required to file any such amendment or supplement with respect to any Section 8 Materials incorporated by reference in the Final Prospectus other than any amendments or supplements of such
       Section 8 Materials that the Company determines to file in accordance therewith.

              (h) The Company will endeavor, in cooperation with you and counsel for the Underwriters, to qualify the Bonds for offering and sale under the applicable securities and Blue Sky laws of such jurisdictions as you may reasonably designate, and will maintain such qualification in effect for a period of not less than one year after the date hereof, unless the offering and sale of the Bonds is exempt from such qualification under the Secondary Mortgage Market Enhancement Act of 1984, and will cooperate with you and counsel for the Underwriters, to determine the eligibility of the Bonds for investment by institutional investors in such jurisdictions. The Company will, at your request or the request of counsel for the Underwriters, file such statements and reports as may be required by the laws of each jurisdiction in which the Bonds have been qualified as above provided. Notwithstanding the foregoing, no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to general service of process, other than by reason of the offer and sale of the Bonds, qualification as a foreign corporation or to taxation as a foreign corporation doing business in such jurisdiction.

              (i) The Company will make generally available to its security holders and will deliver to you as soon as practicable an earnings statement, conforming to the requirements of Section 11(a) of the 1933 Act, covering a period of at least twelve months beginning after the effective date of the Registration Statement. Compliance with Rule 158 under the 1933 Act shall satisfy the requirements of this paragraph.

              (j) So long as any Bonds are outstanding, the Company will furnish to you (or cause to be furnished to you) as soon as practicable upon your written request:

                     (i) copies of the annual reports and other items required to be delivered to the Bondholders pursuant to the Indenture;

                     (ii) copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange by the Company; and

                     (iii) information as to the outstanding principal balances of the mortgage loans underlying the Conventional Certificates, and, to the extent that such information has been maintained in the ordinary course of business by the Company, such other information as may reasonably be requested by you which in your judgment is necessary or appropriate to the maintenance of a secondary market in the Bonds.

              (k) So long as any Bonds of any Series underwritten by you are outstanding, Capstead will furnish to you within five days after they are available, upon your written request, copies of all reports filed by Capstead under the 1934 Act.

              (l) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act; provided, however, that the Company will not be required to file any amendment or supplement to the Current Report incorporated by reference in the Prospectus other than any amendments or supplements thereto that are furnished to the Company by you pursuant to
       Section 8 hereof which the Company determines to file in accordance therewith.

              (m) The Company shall prepare and file with the Commission, within the period provided in the related Final Prospectus, its Current Report on Form 8-K which shall include such detailed information, schedules and reports (the "Detailed Description") regarding the Conventional Certificates and the mortgage loans underlying such Conventional Certificates relating to the Series of Bonds offered by such Final Prospectus (the "Mortgage Loans") as you may reasonably request.

              (n) During the period, if any, commencing on the date of the applicable Terms Agreement and expiring on the date specified in such Terms Agreement (the "Stand-Off Period"), neither the Company nor Capstead or any subsidiary thereof will, without your prior written consent or as may be otherwise permitted by such Terms Agreement, offer or sell, or enter into any agreement to sell to the public, any mortgage-related or mortgage-backed securities issued by any of them which are similar to the Bonds. The provisions of this subparagraph (n) do not apply to securities issued or guaranteed by GNMA, FNMA or FHLMC.

       SECTION 4. Payment of Expenses. Unless otherwise specified in the applicable Terms Agreement, the Company will pay, and Capstead will cause the Company to pay, the following expenses incident to the performance of the Company's obligations under this Agreement and the applicable Terms Agreement:
(i) the filing of the Registration Statement with respect to the Bonds and all amendments thereto, (ii) the printing or photocopying and delivery to the Underwriters, in such quantities as you may reasonably request, of copies of this Agreement and the Terms Agreement, (iii) the preparation, registration, issuance and delivery to the Underwriters of the Bonds underwritten pursuant to this Agreement, (iv) the fees and disbursements of the Company's counsel, (v) the printing and delivery to the Underwriters, in such quantities as you may reasonably request, of copies of the Registration Statement with respect to the Bonds underwritten pursuant to this Agreement and all amendments thereto, of any preliminary prospectus and preliminary prospectus supplement and of the Final Prospectus and all amendments and supplements thereto and all documents incorporated therein (other than exhibits to the Current Report), of any private placement memoranda with respect to Bonds that are to be privately placed, and of any Blue Sky and Legal Investment Surveys, and (vi) the printing or photocopying and delivery to the Underwriters, in such quantities as you may reasonably request, of copies of the Indenture. In addition, you will pay (or cause to be paid) the remaining expenses incident to the transactions contemplated by this Agreement and the applicable Terms Agreement, including and without limitation those related to: (A) the qualification of the Bonds underwritten pursuant to this Agreement under securities and Blue Sky laws and the determination of the eligibility of the Bonds for investment in accordance with the provisions of Section 3(h), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and Legal Investment Survey, (B) the fees and expenses of your counsel, (C) the fees and expenses of the Independent Accountants under Section 5(f) hereof, (D) the fees charged by investment rating agencies for rating the Bonds underwritten pursuant to this Agreement, (E) the fees and expenses, if any, incurred in connection with the listing of the Bonds underwritten pursuant to this Agreement on any national securities exchange, and (F) the fees and expenses of the Indenture Trustee and its counsel.

       If this Agreement is terminated by you in accordance with the provisions of Section 5 or 10(b)(i), the Company shall, and Capstead will cause the Company to, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

       SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase the Bonds pursuant to any Terms Agreement are subject to the accuracy in all material respects of the representations and warranties of the Company and Capstead herein contained, to the performance by the Company and Capstead of their obligations hereunder, and to the following further conditions:

              (a) At the applicable Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) the rating assigned as of the date of the applicable Terms Agreement by any nationally recognized securities rating agency to the Bonds to be underwritten at such time pursuant to this Agreement shall not have been lowered since that date and (iii) there shall not have come to your attention any fact that would cause you to believe that the Final Prospectus at the time it was required to be delivered to a purchaser of the Bonds to be underwritten at such time pursuant to this Agreement contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

              (b)    At the applicable Closing Time you shall have received:

       (1) An opinion, addressed to the Underwriters and dated the Closing Time, of Andrews & Kurth L.L.P., counsel to the Company, in form and substance reasonably satisfactory to you and counsel for the Underwriters, to the effect that:

                     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                     (ii) The Company has corporate power and authority to own, lease and operate its properties and conduct its business as described in the applicable Final Prospectus; and the Company is qualified as a foreign corporation to transact business in the State of Texas and each other jurisdiction where the nature of its assets requires such qualification.

                     (iii) All the authorized, issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable, and is owned of record by Capstead, to the knowledge of such counsel, free and clear of any lien, security interest, encumbrance, option, warrant, voting trust or similar arrangement.

                     (iv) The Company is not in violation of its charter or bylaws. To the best of such counsel's knowledge, the Company is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound.

                     (v) To the best of such counsel's knowledge, the Company owns or possesses or has obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate, its properties and to carry on its businesses as presently conducted; and, to the best of such counsel's knowledge, the Company has conducted and is conducting its businesses so as to comply in all material respects with all applicable laws.

                     (vi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the best of such counsel's knowledge, threatened against the Company which could reasonably be expected to interfere with or adversely affect the consummation of the transactions contemplated herein.

                     (vii) The execution and delivery of this Agreement, the applicable Terms Agreement and the Indenture (including the applicable Series Supplement), the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated herein and therein have been duly authorized by the Company, by all necessary action; this Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Company; and the Indenture (including the applicable Series Supplement) has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability of remedies, to applicable bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and to general principles of equity and equitable remedies (regardless of whether the enforceability of such remedies is considered in a proceeding at law or in equity).

                     (viii) Neither the execution and delivery of this Agreement, the applicable Terms Agreement or the Indenture, the incurrence of the obligations herein or therein set forth, nor the consummation of the transactions contemplated herein or therein, to the best of such counsel's knowledge, will conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien upon any property or assets of the Company pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound, or to which any of its assets is subject (other than the Lien created by the Indenture) which separately or in the aggregate are material, nor will any such action result in any violation of the provisions of the charter or bylaws of the Company or, to the best of such counsel's knowledge, of any law, administrative regulation or administrative or court decree.

                     (ix) No filing or, registration with, notice to or consent, approval, authorization or order or other action of, any court or governmental authority or agency, is required for the consummation by the Company of the transactions contemplated by this Agreement or the applicable Terms Agreement, except such as have been obtained and except such as may be required under state securities or Blue

              Sky laws in connection with the distribution of the Bonds referred to in such Terms Agreement by the Underwriters.

                     (x) The issuance of the Bonds to be underwritten at such time pursuant to this Agreement has been duly authorized by the Company and such Bonds have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Indenture Trustee, when authenticated by the Indenture Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to the applicable Terms Agreement, will constitute legal, valid and binding non-recourse obligations of the Company, enforceable in accordance with their terms, subject, as to enforceability of remedies, to applicable bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and to general principles of equity and equitable remedies (regardless of whether the enforceability of such remedies is considered in a proceeding at law or in equity), and the Bonds are entitled to the benefits and security provided by the Indenture.

                     (xi) The Bonds to be underwritten at such time pursuant to this Agreement and the Indenture conform in all material respects to the respective descriptions thereof contained in the applicable Final Prospectus (excluding any descriptions thereof in the Current Report, as to which no opinion need be rendered).

                     (xii) At the Closing Time, the Company had corporate power and authority to assign, pledge and deliver the Initial Collateral to the Indenture Trustee under the Indenture, and had duly authorized such assignment, pledge and delivery to the Indenture Trustee by all necessary corporate action.

                     (xiii) Immediately prior to the grant to the Indenture Trustee of the Conventional Certificates securing the Bonds to be underwritten at such time pursuant to this Agreement, the Company owned such Conventional Certificates, free and clear of any Lien, except the lien of the Indenture; each such Conventional Certificate has been duly and validly assigned, pledged and delivered by the Company to the Indenture Trustee or its nominee under the Indenture; the Indenture, together with such assignment, pledge and delivery of each such Conventional Certificate, the filing of a UCC-1 financing statement with respect to the Conventional Certificates with the office of the Secretary of State of the State of Texas and in such other jurisdictions, if any, as such counsel deems appropriate, and the possession by the Indenture Trustee, or its nominee, of the Conventional Certificates not represented by book-entry accounts and of the other assets comprising the Initial Collateral, create as security for such Bonds a valid and perfected security interest in the Trust Estate as security for the repayment of such Bonds free and clear of any prior Lien; a UCC-1 financing statement with respect to the security interest created by the Indenture has been filed in the office of the

              Secretary of State of the State of Texas and in such other offices, if any, as such counsel deems appropriate; no other recordings or filings in any jurisdiction are necessary to perfect the security interest of the Indenture Trustee in the Initial Collateral as against any third party, and no further action is required to create, attach or perfect such security interest except that:

              (A) appropriate continuation statements with respect to the UCC-1 financing statements referred to above must be filed within six months prior to the expiration of each consecutive five-year period commencing upon the date of initial filing, and

              (B) with respect to items of Initial Collateral and the distributions thereof, a perfected security interest in which is perfected by delivery of possession, possession of such items must be maintained by the Indenture Trustee or its bailee (other than an affiliate of the Company).

                     (xiv) The Registration Statement is effective under the 1933 Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or threatened by the Commission. The Indenture has been duly qualified under the 1939 Act.

                     (xv) The Registration Statement and the applicable Final Prospectus, and each amendment or supplement thereto (other than the financial statements, schedules, notes thereto, and the financial and statistical data included therein and any documents incorporated by reference in the Registration Statement and the applicable Final Prospectus, including without limitation the Current Report, in each case as to which no opinion need be rendered), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations; and each document, if any, filed pursuant to the 1934 Act (other than the financial statements, schedules, notes thereto, and the financial and statistical data included therein and any documents incorporated by reference in the Registration Statement and the applicable Final Prospectus, including without limitation the Current Report, in each case as to which no opinion need be rendered) and incorporated by reference in the applicable Final Prospectus, complied when so filed as to form in all material respects with the 1934 Act and the rules and regulations thereunder.

                     (xvi) The statements in the applicable Final Prospectus under the caption "Certain Federal Income Tax Consequences", to the extent they constitute matters of law or legal conclusions, have been prepared or reviewed by such counsel and correctly represent the opinion of such counsel; the descriptions in such Final

              Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown.

                     (xvii) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed therein, nor any contracts or documents of a character required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto (other than financial statements, schedules, and notes thereto and the financial and statistical data included therein and the other documents, if any, incorporated by reference therein, as to which no opinion need be rendered).

                     (xviii)  The Company is not, and will not as a result of
              the offer and sale of the Bonds as contemplated in this Agreement and any applicable Terms Agreement, become an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act which would be required to register under the Investment Company Act.

                     (xix) Nothing has come to the attention of such counsel that would lead them to believe that the Registration Statement or any amendment thereto (other than the financial statements, schedules, notes thereto and the financial and statistical data included therein and any documents incorporated by reference therein including without limitation the Current Report related thereto, in each case as to which no opinion need be rendered), at their respective effective dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus or any amendment or supplement thereto (other than the Current Report related thereto, in each case as to which no opinion need be rendered), at their respective issue dates or, as amended or supplemented (except as aforesaid), at Closing Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                     (xx) The Bonds to be underwritten at such time pursuant to this Agreement, or the Classes thereof as are identified in such opinion for these purposes, will be "mortgage related securities", as defined in Section 3(a)(41) of the 1934 Act, so long as such Bonds or the identified Classes are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

       (2) The opinion, addressed to the Underwriters and dated the Closing Time, of counsel to Capstead in form and substance reasonably satisfactory to you and counsel for the Underwriters, to the effect that:

                     (i) Capstead has been duly organized and is validly existing as a corporation, in good standing under the laws of the jurisdiction of its organization with corporate power and authority to own, lease and operate its properties and conduct its business as described in the applicable Final Prospectus.

                     (ii) Capstead is not, nor will it be, as a result of its entering into this Agreement and consummating the transactions contemplated hereby, in violation of its charter or bylaws, and to the best of such counsel's knowledge, is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound.

                     (iii) There is no action, suit or proceeding before or by
              any court or governmental agency or body, domestic or foreign, now pending, or, to the best of such counsel's knowledge, against Capstead which could reasonably be expected to interfere with or adversely affect the consummation of the transactions contemplated herein.

                     (iv) The execution and delivery of this Agreement and the applicable Terms Agreement, the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated herein and therein have been duly authorized by Capstead by all necessary corporate action; and this Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by Capstead.

                     (v) No filing or registration with, notice to or consent, approval, authorization or order or other action of, any court or governmental authority or agency, is required for the consummation by Capstead of the transactions contemplated by this Agreement or the applicable Terms Agreement, except such as have been obtained and except such as may be required under state securities or Blue Sky laws in connection with the distribution of the Bonds to be underwritten at such time pursuant to this Agreement by the Underwriters.

              (c) At the Closing Time you shall have received the opinion of Andrews & Kurth L.L.P., addressed to the Underwriters and dated the Closing Time, with respect to certain tax matters, in substantially the same form as their opinion filed as Exhibit 8.1 of the Registration Statement.

              (d) At the Closing Time you shall have received the favorable opinion, dated the Closing Time, of Brown & Wood LLP, counsel for the Underwriters, with respect to the matters set forth in clauses (i),
       (vii), (x), (xi), (xiv), (xv), (xix) and (xx) of paragraph (b)(1) of this Section 5 and in clause (iv) of paragraph (b)(2) of this Section 5.

              (e) At the Closing Time there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, earnings, business affairs, regulatory situation or business prospects of the Company or Capstead, whether or not arising in the ordinary course of business, and you shall have received, at the Closing Time, a certificate of the Chairman of the Board, the President, any Senior Executive Vice President, Executive Vice President, Senior Vice President, Vice President or Authorized Officer of the Company and of Capstead to the effect that there has been no such material adverse change and to the effect that the other representations and warranties of the Company and Capstead contained in Section 1 are true and correct with the same force and effect as though made at and as of the Closing Time.

              (f) The Company and you shall have received from Deloitte & Touche (the "Independent Accountants") an agreed upon procedures letter, dated as of the date of the applicable Terms Agreement and delivered simultaneously with the printing of the Final Prospectus, in form and substance satisfactory to you. In addition, the Company and you shall have received from the Independent Accountants an agreed upon procedures letter, in form and substance satisfactory to you, with respect to the
       Section 8 Materials.

              (g)    [Reserved]

              (h) At the Closing Time, you and the Company shall have received the favorable opinion of counsel for the Indenture Trustee, addressed to the Underwriters and the Company and dated the Closing Time, in form and substance satisfactory to you and counsel for the Underwriters and the Company, to the effect that:

                     (i) The Indenture Trustee is duly incorporated, validly existing and in good standing as a national banking association under the laws of the United States of America, with full corporate and trust power and authority to conduct its business and affairs as a Indenture Trustee;

                     (ii) The Indenture Trustee has full power and authority to execute and deliver the Indenture and to perform its obligations thereunder;

                     (iii) The Indenture Trustee has duly accepted the office of Indenture Trustee under the Indenture; and

                     (iv) The Indenture Trustee has duly authorized, executed and delivered the Indenture.

              (i) At the Closing Time, the Bonds then to be underwritten pursuant to this Agreement shall be rated in the highest rating category by the rating agencies requested to rate such Bonds or such other rating category as the related Terms Agreement shall state.

              (j) At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions (including copies of insurance policies described in the applicable Final Prospectus and opinions of counsel with respect to such policies) as they may reasonably require for the purpose of enabling them to pass upon the Registration Statement, the applicable Final Prospectus, the issuance and sale of the Bonds then to be underwritten pursuant to this Agreement as contemplated in the applicable Terms Agreement and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and Capstead in connection with the issuance and sale of the Bonds then to be underwritten pursuant to this Agreement as contemplated in the applicable Terms Agreement and in the Indenture shall be reasonably satisfactory in form and substance to you and counsel for the Underwriters.

       If any condition in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement and the applicable Terms Agreement may be terminated by you by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4.

       SECTION 6. Indemnification. (a) The Company and Capstead, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, preliminary prospectus supplement or the Final Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading; provided, however, that (A) the Company shall not be liable in any such case if such untrue statement or omission or such alleged untrue statement or omission was made
              (1) in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or in any preliminary prospectus, preliminary prospectus supplement or each Final Prospectus (or any amendment or supplement thereto) or (2) in any Current Report or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein results (or is alleged to have resulted) directly from an error (a "Mortgage Collateral Error") in the information concerning the characteristics of the Mortgage Loans furnished by the Company to you in writing or by electronic transmission that was used in the preparation of either (x) any Section 8 Materials (or amendments or supplements thereof) included in such Current Report (or amendment or supplement thereof) or (y) any written or electronic materials furnished to prospective investors on which the Section 8 Materials (or amendments or supplements thereof) were based;
              (B) such indemnity with respect to any Corrected Statement (as defined below) in such Final Prospectus (or supplement thereto) shall not inure to the benefit of any Underwriter (or any person controlling any Underwriter) from whom the person asserting any loss, claim, damage or liability purchased the Bonds that are the subject thereof if such person did not receive a copy of a supplement to such Final Prospectus at or prior to the confirmation of the sale of such Bonds and the untrue statement or admission of a material fact contained in such Final Prospectus (or supplement thereto) was corrected (a "Corrected Statement") in such other supplement and such supplement was furnished by the Company to you prior to the delivery of such confirmation; and (C) such indemnity with respect to any Mortgage Collateral Error shall not inure to the benefit of any Underwriter (or any person controlling the Underwriter) from whom the person asserting any loss, claim, damage or liability received any Section 8 Materials (or any written or electronic materials on which the Section 8 Materials are based) that were prepared on the basis of such Mortgage Collateral Error, if, prior to the time of confirmation of the sale of the applicable Bonds to such person, the Company notified you in writing of the Mortgage Collateral Error or provided in written or electronic form information superseding or correcting such Mortgage Collateral Error (in any such case a "Corrected Mortgage Collateral Error"), and such Underwriter failed to notify such person thereof or to deliver to such person corrected Section 8 Materials (or underlying written or electronic materials relating thereto);

                     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based, in each case, upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company;

                     (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under paragraphs (i) or (ii) above;

              (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, Capstead and each person, if any, who controls the Company or Capstead within the meaning of Section 15 of the 1933 Act and the officers and directors of any such person against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, preliminary prospectus supplement or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with
       (i) written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or in any preliminary prospectus, preliminary prospectus supplement or each Final Prospectus (or any amendment or supplement thereto) or (ii) any Section 8 Materials (or amendments or supplements thereof) furnished to the Company by such Underwriter pursuant to
       Section 8 hereof and incorporated by reference in such Registration Statement or the related Final Prospectus or any amendment or supplement thereto (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof, resulting from any Mortgage Collateral Error, other than a Corrected Mortgage Collateral Error).

              (c)    Promptly after receipt by an indemnified party under
       Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify such indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent that they may elect by written notice delivered to an indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both an indemnified party and an indemnifying party and such indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or addition to those available to any indemnifying party, such indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from an indemnifying party or parties to such indemnified party of their election so to assume the defense of such action and approval by such indemnified party or counsel, such indemnifying party or parties will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) such indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one separate counsel approved by the indemnified party or parties in the case of subparagraph (a) or (b) above, representing the indemnified parties under subparagraph

       (a) or (b) above, who are parties to such action), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party or parties to represent such indemnified party or parties within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for an indemnified party at the expense of the indemnifying parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

              (d) The indemnity agreement provided by this Section 6 shall be in addition to any liability the Company and the Underwriters shall otherwise have.

       SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the Company and Capstead, on the one hand, and the Underwriters on the other, shall:

              (a) in the case of any losses, claims, damages and liabilities (or actions in respect thereof) relating to a class or classes of any Series of Bonds (a "Class" or "Classes," as the case may be) which do not arise out of or are not based upon any untrue statement or omission of a material fact in any Section 8 Materials (or any amendments or supplements thereof), contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred in respect of any Class or Classes underwritten pursuant to this Agreement by the Company or Capstead and the Underwriter of such Class or Classes, as incurred, in such proportions that the Underwriter of such Class or Classes is responsible for that portion represented by the percentage that the difference between the proceeds to the Company appearing on the cover page of the applicable Final Prospectus and the total of all proceeds received by such Underwriter from the sale of all Bonds underwritten by it (the "Underwriting Discount") bears to the total proceeds received by such Underwriter from such Bonds, and the Company and Capstead are responsible for the balance;

              (b) in the case of any losses, claims, damages and liabilities (or actions in respect thereof) which arise out of or are based upon any untrue statement or omission of a material fact in any Section 8 Materials (or any amendments or supplements thereof), contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred in respect of any Class or Classes underwritten pursuant to this Agreement by the Company or Capstead, and the Underwriter of such Class or Classes, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company and Capstead on the one hand and such Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages and expenses (or actions in respect thereof) as well as any other relevant equitable considerations; provided that in no event shall such Underwriter be responsible for an amount greater than the excess, if any, of (i) the total proceeds received by such Underwriter in the sale of all Bonds underwritten by it (taking into account any gains or losses realized by such Underwriter in any hedging transactions directly related to the Bonds) over (ii) the proceeds received by the Company in respect of the Bonds purchased by such Underwriter.

provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter and each director of the Company, each officer of the Company and Capstead who signed the Registration Statement, and each person, if any, who controls the Company or Capstead within the meaning of Section 15 of the 1933 Act and the officers and directors of any such person shall have the same rights to contribution as the Company or Capstead.

       SECTION 8. Computational Materials and Structural Term Sheets. (a) As soon as practicable and in no event later than 3:00 p.m. Dallas, Texas time one Business Day before the date on which the Final Prospectus relating to the Bonds of a Series is required to be filed by the Company with the Commission pursuant to Rule 424 under the 1933 Act, you shall deliver to the Company five complete copies of all materials provided by you to prospective investors regarding the Class or Classes being underwritten by you which constitute (i) "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters") and the filing of such material is a condition of the relief granted in such letter (such materials being the "Computational Materials"), and (ii) "Structural Term Sheets" within the meaning of the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter") and the filing of such material is a condition of the relief granted in such letter (such materials being the "Structural Term Sheets"). Each delivery of Computational Materials or Structural Terms Sheets to the Company pursuant to this paragraph (a) shall be effected by delivering four copies of such materials to counsel for the Company at Andrews & Kurth L.L.P., 1717 Main Street, Suite 3700, Dallas, Texas 75201, or such other address specified by such counsel to you in writing, and one copy of such materials to the Company.

              (b) You represent and warrant to and agree with the Company, as of the date of the related Terms Agreement and as of the Closing Date, that:

                     (i) the Computational Materials furnished to the Company pursuant to Section 8(a) constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by the Underwriters prior to the time of delivery thereof to the Company that are required to be filed with the Commission with respect to the related Bonds in accordance with the Kidder Letters, and such Computational Materials comply with the requirements of the Kidder Letters;

                     (ii) the Structural Term Sheets furnished to the Company by such Underwriter pursuant to Section 8(a) constitute all of the materials furnished to prospective investors by such Underwriter prior to the time of delivery thereof to the Company that are required to be filed with the Commission as "Structural Term Sheets" with respect to the related Offered Securities in accordance with the PSA Letter, and such Structural Term Sheets comply with the requirements of the PSA Letter; and

                     (iii) on the date any such Computational Materials or Structural Term Sheets with respect to such Bonds (or any written or electronic materials furnished to prospective investors on which the Computational Materials or Structural Term Sheets are based) were last furnished to each prospective investor and on the date of delivery thereof to the Company pursuant to Section 8(a) and on the related Closing Date, such Computational Materials or Structural Term Sheets (or any such written or electronic materials furnished to prospective investors on which the Computational Materials or Structural Term Sheets are based) did not and will not include any untrue statement of a material fact or, when read in conjunction with the Final Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Notwithstanding the foregoing, you make no representation or warranty as to whether any Computational Materials or Structural Term Sheets (or any written or electronic materials on which the Computational Materials or Structural Term Sheets are based) included or will include any untrue statement resulting directly from any Mortgage Collateral Error (except any Corrected Mortgage Collateral Error, with respect to materials prepared after the receipt by you from the Company of notice of such Corrected Mortgage Collateral Error or materials superseding or correcting such Corrected Mortgage Collateral Error).

       (c) You acknowledge and agree that the Company has not authorized and will not authorize the distribution of any Computational Materials or Structural Term Sheets to any prospective investor, and agree that any Computational Materials or Structural Term Sheets with respect to any Series of Bonds furnished to prospective investors from and after the date hereof shall include a disclaimer in form reasonably satisfactory to the Company. You agree that you will not represent to investors that any Computational Materials or Structural Term Sheets were prepared or disseminated on behalf of the Company. This disclaimer shall not alter the rights or obligations of the parties hereto pursuant to Sections 6 and 7 hereof.

       (d) If, at any time when a prospectus relating to the Bonds of a Series is required to be delivered under the 1933 Act, it shall be necessary to amend or supplement the related Final

Prospectus as a result of an untrue statement of a material fact contained in any Computational Materials or Structural Term Sheets provided by you pursuant to this Section 8 or the omission to state therein a material fact required, when considered in conjunction with the Final Prospectus and Prospectus Supplement, to be stated therein or necessary to make the statements therein, when read in conjunction with the Final Prospectus and Prospectus Supplement, not misleading, or if it shall be necessary to amend or supplement any Current Report relating to any Computational Materials or Structural Term Sheets to comply with the 1933 Act or the rules thereunder, you promptly will prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. You represent and warrant to the Company, as of the date of delivery of such amendment or supplement to the Company, that such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the Final Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company shall have no obligation to file such amendment or supplement if the Company determines that (i) such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the Final Prospectus and Prospectus Supplement, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by the Underwriter to the Company pursuant to this paragraph (d)) or (ii) such filing is not required under the Act; provided that, in the event the Company makes such a determination, it shall immediately notify you in writing of the reasons for such determination; and, provided, further, that it shall file such amendment or supplement if you specifically confirm in writing to the Company that (A) such amendment or supplement does not contain any untrue statement of a material fact or, when read in conjunction with the Final Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) you are advising the Company to file such amendment or supplement.

       (e) You will cooperate with, and provide any information necessary to the Independent Accountants so that they may complete and deliver their agreed-upon procedures letter described in Section 5(f) hereof in a timely manner so that such letter may be delivered to the Company by not later than 5:00 p.m. New York time, on the Business Day before the date on which the Current Report described in Section 3(b) is required to be filed with the Commission.

       SECTION 9. Representations, Warranties, and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company or Capstead submitted pursuant hereto or as contemplated hereby, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or Capstead or a controlling person thereof, and shall survive delivery of any Bonds to the Underwriters.

       SECTION 10. Termination of Agreement. (a) This Agreement may be terminated for any reason at any time by either the Company or you upon the giving of thirty days' written notice of such termination to the other party hereto; provided, however, that if a Terms Agreement has been entered into but the applicable Closing Time has not occurred, this Agreement shall not be terminated pursuant to this Section 10(a) prior to such Closing Time.

       (b) You may terminate this Agreement or such Terms Agreement, by notice to the Company, at any time at or prior to the Closing Time, (i) if there has been, since the respective dates as of which information is given in the Registration Statement or the applicable Final Prospectus, any material adverse change in the condition, financial or otherwise, earnings, business affairs, regulatory situation or business prospects of the Company or Capstead, whether or not arising in the ordinary course of business, (ii) if there shall have occurred any material adverse change in the financial markets of the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in your judgment, impracticable to market the Bonds or enforce contracts for the sale of the Bonds, or (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities, or (iv) if the rating assigned by any nationally recognized securities rating agency requested to rate any specific debt securities of the Company as of the date of any applicable Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its requested rating of such debt securities of the Company, or (v) if there shall have come to your attention any facts that would cause you to believe that the applicable Final Prospectus, at the time it was required to be delivered to a purchaser of the Bonds offered thereby, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

       (c) In the event of any such termination, (i) the covenants set forth in Section 3 with respect to any offering of Bonds shall remain in effect so long as any Underwriter owns any such Bonds purchased from the Company pursuant to the applicable Terms Agreement and (ii) the provisions of Section 4, the indemnity agreement set forth in Section 6, the contribution provisions set forth in Section 7, and the provisions of Sections 8, 9 and 14 shall remain in effect.

       SECTION 11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Bonds which it or they are obligated to purchase hereunder and under the applicable Terms Agreement (the "Defaulted Bonds"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Bonds in such amounts as may be agreed upon and upon the terms herein set forth and under the applicable Terms Agreement. If, however, you have not completed such arrangements within such 24-hour period, then:

              (a) if the aggregate original principal amount of Defaulted Bonds does not exceed 10% of the aggregate original principal amount of the Bonds to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all non-defaulting Underwriters; and

              (b) if the aggregate original principal amount of Defaulted Bonds exceeds 10% of the aggregate original principal amount of the Bonds to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without any liability on the part of any non-defaulting Underwriter.

       No action taken pursuant to this Section 11 and nothing in this Agreement shall relieve any defaulting Underwriter from liability in respect of its default.

       In the event of any such default which does not result in a termination of this Agreement or such applicable Terms Agreement, either you or the Company shall have the right to postpone the Closing Time for a period of time not exceeding seven days in order to effect any required changes in the Registration Statement or in any other documents or arrangements.

       SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of written telecommunication. Notices to the Company shall be directed to its agent for service set forth on the cover page of the Registration Statement, notices to the Company shall be directed to it at CityPlace Center East, 2711 N. Haskell Avenue, Suite 900, Dallas, Texas 75204, Attention: Ronn K. Lytle and notices to you shall be directed to you c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167,
Attention: Joseph Jurkowski, Esq., or in respect of any Terms Agreement, to such other person and place agreed upon by those of you who are parties to such Terms Agreements.

       SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon you, the Company and Capstead, and any Terms Agreement shall inure to the benefit of and be binding upon the Company and Capstead and any Underwriter who becomes a party to such Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Bonds from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

       SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT AND EACH TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.



                  [Remainder of Page Intentionally Left Blank]

       If the foregoing is in accordance with your understanding hereof, the form of acceptance set forth below should be signed by you, whereupon this instrument along with all counterparts will become a binding agreement among the Company, Capstead, and us in accordance with its terms.


                                           Very truly yours,

                                           CMC SECURITIES CORPORATION III


                                           By: /s/ Andrew F. Jacobs
                                              ----------------------------------
                                                  Andrew F. Jacobs
                                                  Senior Vice President - Asset
                                                    and Liability Management


                                           CAPSTEAD MORTGAGE CORPORATION


                                           By: /s/ Andrew F. Jacobs
                                              ----------------------------------
                                                  Andrew F. Jacobs
                                                  Senior Vice President - Asset
                                                    and Liability Management



ACCEPTED at New York, New York as
  of the date first above written.

BEAR, STEARNS & CO. INC.


By: /s/ Jeffrey Verschleiser
   --------------------------------
   Name: Jeffrey Verschleiser
        ---------------------------
   Title: Senior Managing Director
         --------------------------





Underwriting Agreement - Signature Page

                                                                       EXHIBIT A


                         CMC SECURITIES CORPORATION III
                            (a Delaware corporation)

              Collateralized Mortgage Obligations, Series 199_-__

                                Terms Agreement

                          Dated:  ___________________

CMC Securities Corporation III
CityPlace Center East
2711 N. Haskell Avenue
Suite 900
Dallas, Texas  75204

Re:  Underwriting Agreement dated ________ __, 199_
 Title of Bonds:

Section 1. The Bonds: The Series 199_-__ Bonds (the "Series 199_-__ Bonds") shall be as follows:

       (a)  Principal amount to be issued:  $_____________


       (b)  Public offering price:


       (c)  Purchase price:


                [plus accrued interest from _______________.]


       (d)  Payment Dates:


       (e)  Accrual Periods:


       (f)  Bond Rating:  It is a condition to the issuance of the Series 199_-
__ Bonds that they be rated "___" by _______________.

Section 2.  Closing; Stand-Off Period:

       (a)  Closing date and location:

       (b)  Type of funds to be delivered by the Underwriters at the Closing:

       (c)  Expiration date of Stand-Off Period:

       (d)  Securities excluded from Stand-Off Period restrictions:

Section 3.  Co-managers:

Section 4.  Purchase by the Underwriter(s):

       The Underwriter(s) agrees, subject to the terms and provisions herein and of the above-referenced Underwriting Agreement (as modified and amended by the terms hereof), which is incorporated herein in its entirety and made a part hereof, to purchase [the entire aggregate principal amount of the Series 199_-
__ Bonds in the Classes set forth in Section 1 hereof].



                                           [Name of Underwriter]


                                           By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                           [Name of Underwriter]


                                           By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

Accepted:

CMC SECURITIES CORPORATION III


By:
   ----------------------------------
   Name:
        -----------------------------
   Title:
         ----------------------------


Accepted:

CAPSTEAD MORTGAGE CORPORATION


By:
   ----------------------------------
   Name:
        -----------------------------
   Title:
         ----------------------------